                                                                 EXHIBIT 23




                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-30994) pertaining to the Employee Savings and Investment Plan of A. H. Belo Corporation and in the related Prospectus of our report dated June 6, 1994, with respect to the financial statements and schedules of The A.
H. Belo Corporation Employee Savings and Investment Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1993.




                                        ERNST & YOUNG


Dallas, Texas
June 23, 1994